UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 13, 2012

Fuse Science, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 N.W. 167th Street, Suite E-21, Miami Lakes, Florida 33180

 (Address of principal executive offices and zip code)

(305) 503-3873
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “Fuse,” “we,” “us,” and “our” refer to Fuse Science, Inc. and its subsidiaries, unless the context requires otherwise.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Effective March 13, 2012, Dr. R. Douglas Armstrong, Ph.D., was appointed to our Board of Directors. Effective March 14, 2012, Dr. James Frederick, Mr. Neil Chin and Mr. Ricardo Harris, who had been serving as members of our Advisory Board, stepped down from those positions and were appointed as members of our Board of Directors. In addition, Mr. Rubin Hanan, our President and Chief Operating Officer, was also appointed a director on such date.

R. Douglas Armstrong, Ph.D., 59, has over 25 years of life science industry business and finance experience, with emphasis on early stage and emerging growth life science companies. Dr. Armstrong is a seasoned and diverse life science operational and banking executive, who served as the CEO of TyraTech from December 2006 to early 2010 and the CEO of Aastrom Biosciences (where he was also Chairman) from 1991 to 2006, leading both through initial public offerings. He specializes in development and implementation of capital strategies having personally led over $300 million in capital raises through a variety of public, PIPE and other structured deals, including strategic partnering transactions. Since July 2011, Dr. Armstrong has served as a member of the senior management of Tekesta Capital Partners, a division of WestPark Capital, Inc., and since 2010, as a founding partner and President of Auxol Capital, LLC, a life science investment fund. From February 2010 to July 2011, Dr. Douglas served as Senior Managing Director of Corporate Finance for LifeTech Capital, a division of Aurora Capital, LLC. Dr. Armstrong also served as a staff scientist for The Burnham Institute (La Jolla Cancer Research Institute) from 1987 to 1991, and as Assistant Professor, Department of Pharmacology and Cancer Research Institute at the University of California from 1983 to 1987. Dr. Armstrong holds a Ph.D. degree in Pharmacology from the Medical College of Virginia and a BA degree in Chemistry from the University of Richmond.

James T. Frederick, Ph.D., 54, is a proven global human resource executive who has built businesses with superior talent throughout the world over the past 25 years. Dr. Frederick has firsthand human resources experience in more than 50 countries throughout North America, Europe, Asia, Africa and Latin America. His experience working with executives and leaders of Fortune 25 companies spans across the full human resources spectrum with particular expertise in talent acquisition and organizational design for fast moving companies.

Dr. Frederick joined Covidien in January 2011 and is currently Head of Human Resources, Latin America for this global healthcare products company. Prior thereto, Dr. Frederick served as Human Resources Director - Cellular Analysis and Latin America for Beckman Coulter from May 2008 until December 2010 and as a Human Resources Executive for Truworths International in Cape Town, South Africa from 2006 until May 2008.

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Dr. Frederick received his Bachelor’s degree from the University of Wisconsin and his Masters and Ph.D. degree from the Illinois Institute of Technology. He has published a variety of articles in The Journal of Applied Psychology, Personnel Psychology and The Academy of Management.

Neil Chin, 42, has served as Chief Marketing Officer at Alasko Foods, Inc. a Canadian company specializing in premium quality frozen fruits and vegetables since January 2011. From 2003 to December 2011, Mr. Chin served as vice president of marketing at SC Johnson, leading year-over-year market share growth for more than 200 new and established brands that redefined multi-billion dollar categories. Over the years, he managed such leading global brands as Windex®, Pledge®, Raid®, Glade®, ZipLoc®, Nature Valley® and Old El Paso®. Mr. Chin has also launched numerous new products successfully, rebuilt existing brands, pioneered new business channels, and developed new integrated marketing approaches to connect with consumers. He holds a bachelor's degree in business administration, with honors, from Wilfrid Laurier University, and a master's certificate in marketing communications from the Schulich Executive School of Business.

Ricardo Harris, 54, founded and served as President of RL Enterprise & Associates, LLC since 2006, specializing in business development consulting, executive coaching and recruiting. Prior thereto, Mr. Harris served as vice president of North American sales at Michelin, the world's leading tire company from 2003 to 2006. In this capacity, he grew the company's market share with independent retailers, car dealers, distributors, wholesalers and other major accounts across both the United States and Canada.

In 2003, Mr. Harris completed a 19-year career at SC Johnson, where he advanced through sales, marketing and general management positions to eventually become the company's United States national sales manager, directly overseeing 350 salespeople with more than $1 billion in annual sales. He was subsequently appointed president and general manager of SC Johnson's Puerto Rico and Caribbean operations, and under his leadership, the subsidiary delivered the highest sales, market share and profit growth in its history, while becoming the company's fastest growing operation.

Mr. Harris is an alumnus of The Ohio State University, where he holds BS and MBA degrees from the Fisher School of Business. Mr. Harris was recently appointed by the Governor of the State of South Carolina to the State's Commission of Minority Affairs as board member and chairperson.

Upon joining the Board, Dr. Armstrong was granted options to purchase 500,000 shares of our common stock at an exercise price of $0.28 per share under our 2011 Incentive Stock Plan. These options vest in quarterly installments over a two-year period, contingent on his continued service as a director. The options expire five years from the date of grant.

Upon joining the Board, each of Dr. Frederick, Mr. Chin and Mr. Harris were granted options to purchase 100,000 shares of our common stock at an exercise price of $0.28 per share under our 2011 Incentive Stock Plan. These options vest in quarterly installments over a one-year period, contingent on their continued service as directors. The options expire five-years from the date of grant.

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In addition, each of Dr. Fredericks, Mr. Chin and Mr. Harris has previously been granted options to purchase 400,000 shares at exercise prices of $0.046, $0.039 and $0.044 per share, respectively, when they joined our Advisory Board in April 2011. These options originally provided for vesting in two equal installments on the first and second anniversaries of grant, contingent on their continued service on our Advisory Board. The options have been amended to provide that their vesting is contingent upon their continued service as directors of Fuse. The options expire five years from the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

Date: March 16, 2012	By:	/s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer

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